Exhibit C

KEY EXECUTIVE LONG-TERM CASH INCENTIVE PLAN
FORM OF PARTICIPATION AGREEMENT

     This PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of the date hereinbelow by and between Ameron International Corporation, a Delaware corporation, (the “Company”) and the undersigned individual (the “Participant”), with respect to the following:

RECITALS

     The Company’s Board of Directors has adopted the Ameron Amended and Restated Key Executive Long-Term Cash Incentive Plan (the “Plan”) on January 30, 2008. The Participant has been selected to participate in the Plan in accordance with its terms. The Company and the Participant desire to formally set forth certain terms and benefits of the Plan as they apply to the Participant;

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     1. INCORPORATION. The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan. Attachments 1 and 2 are incorporated herein and made a part hereof.

     2. PERFORMANCE OBJECTIVES. If the Company achieves the Performance Objectives as detailed in Attachment 1 hereto for the performance cycle described therein, the Participant shall be entitled to receive the Award described hereinbelow, subject to the terms and conditions of the Plan and this Agreement.

     3. LEVERAGE TABLE. Awards shall be determined based on actual Company performance relative to the Performance Measures and Performance Objectives set out in Attachment 1 and the relationships between actual performance, and those Award percentages and thresholds set forth in Attachment 2.

     4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto (except that the Participant may not, except in the case of death, voluntarily or involuntarily assign any right to an Award hereunder).

     5. COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     6. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of California.

     8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired.

     9. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     10. ARBITRATION OF DISPUTE. In the event there is a dispute arising out of this Agreement, it shall be settled by final and binding arbitration which shall be conducted in accordance with the rules of the American Arbitration Association by an arbitrator appointed in accordance with those rules and shall be conducted in or near

Los Angeles, California. The decision or award entered may be entered in a court of competent jurisdiction and shall be binding upon the parties. The Company shall pay all of the Participant’s reasonable fees and expenses incurred in the arbitration unless the arbitration award or any judgment by a court finds that (i) the Company did not breach any provision of this Participation Agreement in connection with the claim, dispute or other matter in question that was the subject of the arbitration, and (ii) the Participant acted in bad faith in bringing the arbitration, or, if the arbitration was brought by the Company, the Participant acted in bad faith in breaching the Participation Agreement.

     11. NON-DISCLOSURE. The Participant agrees that he or she will not disclose the contents of this Agreement with any other person, including, without limitation, any other employee of the Company, without the prior written consent of the Company. Notwithstanding the foregoing, the Participant shall be permitted to disclose the contents of this Participation Agreement to the Participant’s financial and legal consultants and immediate family.

     12. TERM OF AGREEMENT. This Agreement applies only to performance for the performance cycle specified in Attachment 1.

IN WITNESS WHEREOF, the parties have executed this Agreement on   .

AMERON INTERNATIONAL CORPORATION

By:
COMMITTEE CHAIRMAN
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

PARTICIPANT

By:

SAMPLE

ATTACHMENT 1

TO PARTICIPATION AGREEMENT

PERFORMANCE MEASURES AND PERFORMANCE OBJECTIVES
FOR FY ___ TO FY ___ PERFORMANCE CYCLE

PERFORMANCE MEASURES	PERFORMANCE OBJECTIVES
Three-year Cumulative Earnings Per Share	$

SAMPLE

ATTACHMENT 2

TO PARTICIPATION AGREEMENT

LEVERAGE TABLE

FY ___ TO FY ___ PERFORMANCE CYCLE

ACTUAL THREE-YEAR	AWARD AS
CUMULATIVE EPS *	A % OF TARGET
(FY - )	AWARD **
120% and above	200%
110%	150%
100%	100%
90%	75%
80%	50%
75%	25%
Below 75%	0%

____________________

Note: Interpolate for performance between discrete points

* As a percent of Performance Objective of $ Cumulative Earnings Per Share for the Three-Year Performance Cycle.

** Target Award shall be   % of Participant’s Salary, however no Award shall be deemed earned by, or payable to, Participant unless the Average After Tax Return on Equity is equal to or greater than   % during the Performance Cycle. No award shall exceed $1 million.

AMERON INTERNATIONAL CORPORATION
245 SOUTH LOS ROBLES AVENUE
PASADENA, CA 91101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Ameron International Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ameron International Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMERO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERON INTERNATIONAL CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. Vote On Directors								To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS Nominees: 01) James S. Marlen 02) David Davenport				For All ☐	Withhold All ☐	For All Except ☐

Vote On Proposals									For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP, as independent public accountants.								☐	☐	☐

3.	Approve the Amended and Restated Key Executive Long-Term Cash Incentive Plan.								☐	☐	☐

4.	Ratify the Rights Agreement.								☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

ANNUAL MEETING
OF
AMERON INTERNATIONAL CORPORATION

Wednesday, March 26, 2008
The Pasadena Hilton Hotel
10:00 a.m.
The California Ballroom
168 South Los Robles Avenue
Pasadena, CA 91101

Your vote is important to us. Please detach the proxy card below, and sign, date and mail it using the enclosed reply envelope, at your earliest convenience, even if you plan to attend the meeting. Your vote is held in confidence by our outside tabulator, Broadridge.

Ameron International Corporation 245 South Los Robles Avenue, Pasadena, California 91101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS

The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron International Corporation ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 26, 2008, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3 and 4.